UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2010

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7101 Muirkirk Road
Beltsville, Maryland 20705
(Address of registrant’s principal executive office)

(301) 470-3366
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2010, Rockwood Holdings, Inc. and Rockwood Specialties Group, Inc. and certain of its subsidiaries (collectively, “Rockwood”) entered into a Business Purchase Agreement with Mexichem, S.A.B. de C.V. and certain of its subsidiaries (“Mexichem”) pursuant to which Mexichem will acquire Rockwood’s plastic compounding business (the “Business”) for $300 million in cash, subject to customary adjustments.

The Business, which manufactures specialty plastic compounds for the wire and cable industry, medical applications and other uses, is the largest division in Rockwood’s Specialty Compounds segment.

The closing of the transaction is expected to occur in the first quarter of 2011, subject to customary closing conditions and regulatory approval.

A copy of the Business Purchase Agreement with Mexichem and the press release announcing the transaction issued on December 17, 2010 is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 99.1, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Business Purchase Agreement, dated December 16, 2010, by and among Rockwood and Mexichem
99.1	Press release dated December 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

ROCKWOOD SPECIALTIES GROUP, INC.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated: December 20, 2010